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                                                                  EXHIBIT 23.4



                        CONSENT OF JOSE DE JESUS LEGASPI


        The undersigned hereby consents to being named in, and to the manner in which such name, biography, and other information with respect to the undersigned, appears in the Registration Statement on Form S-1 (Registration No. 333-3790) as filed with the Securities and Exchange Commission, and any amendments or supplements thereto.


                                                  /s/ JOSE DE JESUS LEGASPI
                                                -------------------------------
                                                     Jose de Jesus Legaspi

Dated:  May 28, 1996